Exhibit 21

                              Subsidiaries of HQSM

                                                   Jurisdiction of Incorporation
Name of Subsidiary                                 of Organization
------------------------------------------         -----------------------------

HQ Sustainable Maritime Marketing Inc.             New York
Jade Profit Investment Limited                     British Virgin Islands
Sealink Wealth Limited                             British Virgin Islands

Jiahua Marine Bio-Products Company Limited         People's Republic of China
Hainan Quebec Ocean Fishing Co. Ltd.               People's Republic of China